UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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Carronade Capital Master, LP (“Carronade”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc., a Nevada corporation (the “Company”). Carronade has filed a supplement to its definitive proxy statement that includes certain additional information on the Annual Meeting.

Item 1: On November 25, 2025, Carronade issued the following press release:

Leading Proxy Advisory Firm Glass Lewis Recommends Cannae Shareholders Vote “FOR” All Four of Carronade’s Director Nominees at Cannae’s Annual Meeting

Glass Lewis Cites Cannae’s Poor Investor Returns and Governance, Endorses Board-Level Change and Supports Carronade Nominees Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible

Recommends Shareholders Vote “FOR” Carronade’s Nominees and “WITHHOLD” on All Four Cannae Nominees on Carronade’s GOLD Proxy Card

DARIEN, Conn., November 25, 2025 – Carronade Capital Master, LP (together with its affiliates, “Carronade Capital”, “our” or “we”), which beneficially owns approximately 3.2 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) and is one of the Company’s top shareholders, today announced that Glass, Lewis & Co., LLC (“Glass Lewis”), a leading proxy advisory firm, recommends that Cannae shareholders vote “FOR” Carronade nominees, Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible, and “WITHHOLD” on all four of Cannae’s nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on Carronade’s GOLD proxy card in connection with Cannae’s 2025 Annual Meeting of Shareholders to be held on December 12th, 2025.

Carronade is pleased that Glass Lewis supports board-level change at Cannae and believes the election of Carronade’s nominees “…would represent a more immediate and direct mandate for increased accountability, enhanced transparency, bolstered strategic coherency and strengthened corporate governance” and recognizes that all four of Carronade’s nominees, Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible, merit shareholder support and possess the necessary experience and expertise to help drive Cannae’s turnaround.

In making its recommendation, Glass Lewis noted:

•	“…Cannae’s decidedly dour legacy of value creation, persistent trading discount, questionable capital allocation and a corporate governance framework marred by misaligned incentives, half-step improvements and a byzantine network of interlinked directors who have failed to prioritize broader investor interests and remediate long-standing deficiencies.”

•	“The board is, in our view, not particularly successful in deflecting long-standing concern that Bill Foley's preferences and predilections rule the roost at Cannae, nor do we find much traction in published efforts to refute expansive, long-term associations and cross-connections to Mr. Foley and/or Foley-related vehicles. Given the less than theoretical implications of this architecture – including a high-cost, low-value external management agreement purportedly terminated for the same reason it was previously executed, multiple conflicted SPAC investments, pointedly atypical compensation architecture and, ultimately, substantial declines in shareholder value and a functionally unaltered trading discount – the import of fresh oversight is clear, in our view.”

•	Cannae’s [subpar shareholder returns and trading discount] “…stems from a laundry list of structural concerns which predominantly orbit Bill Foley, whose sweeping influence and veritable bevy of commingled interests often appear to take a front seat to the balance of Cannae’s unaffiliated investors.”

•	“…we believe there are significant concerns relating to the board's oversight efficacy and execution, resulting in sharp underperformance against peers, a persistent and wide trading discount and continued skepticism regarding Cannae's governance architecture and management's ability to appropriately allocate capital in a manner that maximizes value for all Cannae shareholders.”

•	“It is also important to stress that the nearly five-year external management agreement did not yield any appreciable boon for Cannae investors: despite a lucrative fee stream for Trasimene during the tenure of the arrangement, Cannae lost 21.4% on a dividend adjusted basis between August 27, 2019 and February 27, 2024 (proxy peers up 68.3%, Russell 3000 up 86.0%). Against that backdrop, the board’s attempt to highlight termination of the MSA with Trasimene as a shareholder-friendly action seems to seek credit for shutting the stable door after the horse has bolted;”

•	“In mid-March 2025, the board executed a series of compensation actions we consider regressive… These provisions are, in our view, transparently punitive deterrents to shareholder dissent and constitute questionable enrichment of board members not otherwise endorsed by investors;”

•	“…there is essentially no appreciable difference between Cannae’s NAV discount prior to disclosure of the board’s transformation plan and the Company’s NAV discount after adjusting for recent results and go-forward messaging, functionally nullifying a foundational element of the board’s defense.”

•	“In lieu of that outcome, we consider Carronade has presented investors with the opportunity to elect a minority slate of candidates with relevant expertise, including with respect to investment management and restructuring alternatives. Perhaps more important under the circumstances, Carronade’s nominees appear suitably independent and are under no obligation to pursue a predetermined agenda, Carronade’s or otherwise.”

To ensure the election of Carronade’s nominees, it is essential that shareholders follow the recommendation of Glass Lewis and vote “FOR” Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Chérie Schaible and “WITHHOLD” on Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey on Carronade’s GOLD proxy card. Shareholders must cast their votes on or before 11:59 pm Pacific Time on December 11, 2025.

For more information, including voting instructions, please visit ImproveCannae.com.

About Carronade Capital

Carronade Capital Management, LP (“Carronade Capital Management”) is a multi-strategy investment firm based in Darien, Connecticut with approximately $2.7 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital Management, founded in 2019 by industry veteran Dan Gropper, currently employs 17 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:

Paul Caminiti / Jacqueline Zuhse

Reevemark

(212) 433-4600

Carronade@reevemark.com

Investor Contacts:

Andy Taylor / Win Rollins

Carronade Capital Management, LP

(203) 485-0880

ir@carronade.com

Pat McHugh

Okapi Partners LLC

(855) 208-8903

(212) 297-0720

info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the “Company”) will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should independently evaluate the proxy materials and make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company's public filings with the U.S. Securities and Exchange Commission, including those listed under “Risk Factors” in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management's beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management's views of the Company's business, prospects, or valuation (including the market price of the Company's shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company's share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Additional Information

Carronade Capital Master, LP, together with the other participants in its proxy solicitation (collectively, “Carronade Capital”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of shareholders of the Company (the “Annual Meeting”). Shareholders are advised to read the proxy statement (including any amendments or supplements thereto) and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Carronade Capital’s proxy solicitation. These materials and other materials filed by Carronade Capital with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Carronade Capital with the SEC are also available, without charge, by directing a request to Carronade Capital’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 208-8903 or via email at info@okapipartners.com.

Carronade Capital has neither sought nor obtained consent from any third party to use previously published information in this press release, including any quotes used in this press release.

Item 2: Also on November 25, 2025, Carronade posted the following materials to social media:

Item 3: Also on November 25, 2025, Carronade posted the following material and updates to www.ImproveCannae.com: